 Exhibit (10)(E)(1)

AMENDMENT 2007-1

HARLEYSVILLE MUTUAL INSURANCE COMPANY/
HARLEYSVILLE GROUP INC.
SENIOR MANAGEMENT INCENTIVE COMPENSATION PLAN

WHEREAS, Harleysville Mutual Insurance Company and Harleysville Group Inc. (the “Company”) maintain the Senior Management Incentive Compensation Plan as amended and restated as of November 14, 2000 (the “Plan”);

WHEREAS, the Company desires to amend the Plan to comply with the requirements of Section 409A of the Internal Revenue Code;

WHEREAS, the Board of Directors of the Company reserves the right to modify the Plan pursuant to Article XIV of the Plan.

NOW THEREFORE, the Plan is hereby amended as follows:

1.

The last sentence of Article VII is amended by adding the following at the end thereof:

“; provided, however, that any such alteration may be made no later than ninety (90) days following the commencement of the Incentive Award Year, and provided further that the outcome is substantially uncertain at the time the Performance Objective is altered.”

2.

Article X is amended in its entirety to read as follows:

“The amount of the Participant's incentive award shall be calculated following the close of each Incentive Award Year. Except as provided in Article XI, all incentive award payments shall be made in cash, less required statutory withholding amounts, as soon as practicable after the performance measures are determined, but no later than the March 15th following the end of each Incentive Award Year. Payments may be made in two or more installments, but in no event shall an installment be payable later than March 15th following the end of the Incentive Award Year to which it relates. The incentive award payments shall not, however, constitute earnings for purposes of determining benefits under any life insurance, salary continuation or other employee benefit plan of the Company, except as may be provided in each such plan.”

3.

Article XII is amended in its entirety to read as follows:

“In lieu of the payment provisions set forth in Article X,

(A)

an employee of the Company who is a Participant on the first day of an Incentive Award Year may elect to file with the Company, a written, irrevocable election prior to the Incentive Award Year, that the payment of all or a portion of his or her incentive award, if any, for an Incentive Award Year be deferred and payable, together with income accrued thereon, in accordance with the Harleysville Group Inc. Non-Qualified Deferred Compensation Plan, as may be amended from time to time; and

(B)

an individual who becomes a Participant after the first day of the Incentive Award Year may file a written, irrevocable election within thirty (30) days of becoming a Participant, that the payment of that portion of his or her award that has not yet been earned, calculated by multiplying the total award payable by a fraction, the numerator of which is the number of days remaining in the Incentive Award Year after the date of the election and the denominator of which is the total number of days in the Incentive Award Year during which the individual is an employee of the Company, be deferred and payable together with income accrued thereon, in accordance with the Harleysville Group Inc. Non-Qualified Deferred Compensation Plan, as may be amended from time to time.

The terms and conditions of said Non-Qualified Deferred Compensation Plan shall govern all Deferred Payment Elections, provided, however, that a Participant's interest in the Plan shall be only that of a general unsecured creditor.”

4.

Article XIV shall be amended in its entirety to read as follows:

“While it is the present intention of the Company to grant incentive awards annually, the Company, by action of its Compensation and Personnel Development Committee or Board of Directors, reserves the right to modify this Plan from time to time or to repeal the Plan entirely, or to direct a discontinuance of granted incentive awards either temporarily or permanently; provided, however, that no modification or termination of this Plan shall operate to annul, without the consent of a Participant, an incentive award already granted hereunder, regardless of whether such incentive award is to be paid in cash or whether payment will be deferred in accordance with Article XII.”

This Amendment 2007-1 shall be effective as of January 1, 2008.

TO RECORD the adoption of this Amendment 2007-1, the Board has directed a duly authorized officer to execute this document on this 5th day of December, 2007.

HARLEYSVILLE GROUP INC.

	By:	/s/ Michael L. Browne
Michael L. Browne President & CEO

ATTEST:
/s/ Robert A. Kauffman
Robert A. Kauffman
Secretary

3